Exhibit 10.2

Second Amendment to Loan and Security Agreement

Borrower: Cardlytics, Inc.

Date: May 14, 2019

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into between PACIFIC WESTERN BANK, a California state-chartered bank (“PWB”), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, and the borrower named above (“Borrower”). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as “Lenders” and individually as a “Lender”. PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the “Agent” (which term shall include any successor Agent in accordance with terms hereof).

Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.Amendment to Use of Proceeds. The first sentence of Section 3.11 of the Loan Agreement, which presently reads as follows:

“All proceeds of all Loans shall be used solely for Borrower’s working capital and for payment of the Indebtedness referred to in Section 8(a)(1) of the Schedule”

is hereby amended in its entirety to read as follows

“All proceeds of all Loans shall be used solely for Borrower’s working capital, for payment of the Indebtedness referred to in Section 8(a)(1) of the Schedule and for payment of outstanding Term Loans as required by the Second Amendment”

2.Amendment to Definitions.

2.1Second Amendment Definitions. Section 8 of the Loan Agreement is hereby amended by adding the following new definitions thereto, in alphabetical order, to read as follows:

“Second Amendment” means that certain Second Amendment to Loan and Security Agreement, dated as of May 14, 2019, duly executed by Borrower, Agent and Lenders.

“Second Amendment Effective Date” means May 14, 2019.

2.2Permitted Indebtedness Definition. Clause (iv) of the definition of “Permitted Indebtedness” is hereby amended and restated in its entirety to read as follows:

“(iv) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $10,000,000 at any time outstanding, provided the amount of such capitalized leases and purchase money Indebtedness do not exceed, at the time they were incurred, the lesser of the cost or fair market value of the property so leased or financed with such Indebtedness;”

3.Amendment to Credit Limit. Section 1 of the Schedule to the Loan Agreement, is hereby amended to read as follows:

3.1Maximum Revolving Loan Amount. Section 1(a)(1)(a) of the Schedule to the Loan Agreement, which presently reads as follows:

“(a) an amount equal to $30,000,000 (the “Maximum Revolving Loan Amount”); or”

Exhibit 10.2

is hereby amended in its entirety to read as follows:

“(a) an amount equal to $40,000,000 (the “Maximum Revolving Loan Amount”); or”

3.2Term Loan Principal Payments. Section 1(b)(2) of the Schedule to the Loan Agreement, which presently reads as follows:

“(2)    Principal Payments. On the Maturity Date, the entire unpaid principal balance of the Term Loan and all accrued and unpaid interest thereon shall be due and payable. Notwithstanding the foregoing, Borrower may prepay the Term Loan, in whole or in part, at any time without premium or penalty; provided that any such prepayment includes all accrued and unpaid interest on the Term Loan at the time of such prepayment.”

is hereby amended in its entirety to read as follows:

“(2)    Principal Payments. On the Second Amendment Effective Date, the Borrower shall repay $10,000,000 of the principal balance of the Term Loan. On the Maturity Date, the entire unpaid principal balance of the Term Loan and all accrued and unpaid interest thereon shall be due and payable. Notwithstanding the foregoing, Borrower may prepay the Term Loan, in whole or in part, at any time without premium or penalty; provided that any such prepayment includes all accrued and unpaid interest on the Term Loan at the time of such prepayment.”

4.Amendment to Interest Rate. Section 2(a) of the Schedule to the Loan Agreement, which presently reads as follows:

“(a) Revolving

Loans:	The Revolving Loans shall bear interest at a rate based on the unrestricted cash deposits maintained by the Borrower with Agent (“Deposits”), as follows:

(i)If the total Deposits on the last day of a month exceed $40,000,000, the interest rate in effect during the following month shall be equal to the Prime Rate in effect from time to time, minus 0.75% per annum;

(ii)If the total Deposits on the last day of a month are equal to or less than $40,000,000, but the total Deposits on the last day of such month exceed $20,000,000, then the interest rate in effect during the following month shall be equal to the Prime Rate in effect from time to time, minus 0.50% per annum;

(iii)If the total Deposits on the last day of a month are equal to or less than $20,000,000, then the interest rate in effect during the following month shall be equal to the Prime Rate in effect from time to time;

(iv)The interest rate in effect during May, 2018, the month in which this Agreement is being executed and delivered, shall be the interest rate under clause (i) above.”

is hereby amended in its entirety to read as follows:

“(a) Revolving

Loans:	The Revolving Loans shall bear interest at a rate equal to the Prime Rate in effect from time to time, minus 0.50% per annum.”

5.Amendment to Fees. The following language is hereby added to the end of Section 3 of the Schedule to the Loan Agreement to read as follows:

Exhibit 10.2

“Additional

Success Fee:
In addition to any Success Fee previously earned and/or paid to Agent, in the event Borrower realizes Billings of $250,000,000 or more during any twelve-month period ending at the end of any month after the Second Amendment Effective Date, Borrower shall pay Agent for the benefit of the Lenders a one-time Success Fee in the amount of $50,000 within 30 days after the end of such month.”

6.Amendment to Maturity Date. Section 4 of the Schedule to the Loan Agreement, which presently reads as follows:

“4. Maturity Date

(Section 6.1):	May 21, 2020.”

is hereby amended in its entirety to read as follows:

“4. Maturity Date

(Section 6.1):	May 14, 2021.”

7.Amendment to Perfection of Security Interest in Stock of Foreign Sub. Section 8(d) of the Schedule to the Loan Agreement, is hereby amended and restated in its entirety to read as follows:

“(d)
Perfection of Security Interest in Stock of Foreign Sub. Within 60 days after the date hereof, Borrower shall execute and deliver all such documents as are necessary to grant Agent for the benefit of Lenders, a security interest in 100% of the non-voting stock and 65% of the voting stock of all classes of the UK Sub, as Agent’s UK counsel shall recommend, together with certified resolutions or other evidence of authority with respect to the execution and delivery of such documents, and Borrower shall take such actions as shall be reasonably necessary in order to perfect such security interest.”

8.Amendment to Additional Provisions Relating to Foreign Subsidiaries; Foreign Assets. A new clause (4) is hereby added to the end of Section 8(c)(3) in the Schedule to the Loan Agreement to read as follows:

“(4)
Intellectual Property. Borrower covenants that it shall cause Indian Sub to transfer title to all Intellectual Property developed by, owned, or transferred to, Indian Sub, to borrower for registration in the United States. At no time shall Indian Sub hold title to Intellectual Property material to the business of Borrower and its subsidiaries.”

9.Amendment to Exhibit A - Agented Credit Provision. All references to “Maximum Credit Limit” in Exhibit A - Agented Credit Provisions, attached to the Loan Agreement, shall be deleted and replaced with “Overall Credit Limit.”

10.Amendment to Pledged Account. Notwithstanding the requirement set forth in Section 8(a)(2) of the Schedule to the Loan Agreement, from and after the Second Amendment Effective Date, the Pledged Account shall maintain a balance of $10,000,000 which shall at all times prior to the payment in full of the Term Loan be maintained with, and under the exclusive control of Agent, as part of the Collateral. Borrower’s failure to comply with this provision shall be an Event of Default under the Loan Agreement.

11.Conditions to Effectiveness. The agreement of the Agent and the Lenders to enter into this Amendment, as set forth herein is subject to the satisfaction (or waiver by Agent), in each case in form and substance reasonably acceptable to the Agent, of the following conditions precedent:

11.1Signed Amendment. The Agent shall have received this Amendment, executed and delivered by the Borrower and each Lender.

11.2Updated BIC. The Agent shall have received an updated Borrower Information Certificate, in form and substance acceptable to Lender, dated on or before the date hereof.

Exhibit 10.2

11.3Repayment of Term Loan. Concurrently with the effectiveness hereof, Borrower shall have directed Agent to repay $10,000,000 in Term Loans at Borrower’s option, with cash on hand, proceeds of Revolving Loans, excess deposits in the Pledged Account to the extent such deposits exceed the amount required under Section 9 above or the combination of the foregoing.

12.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.

13.General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

14.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Bank.

15.General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.

16.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

Borrower:	Agent and Lender:

CARDLYTICS, INC.	PACIFIC WESTERN BANK

/s/ David T. Evans	/s/ Mykas Degesys
David T. Evans	Mykas Degesys
Chief Financial Officer	VP